Exhibit 23.1


[GRAPHIC OMITTED]


            Consent of Independent Registered Public Accounting Firm




We consent to the use in the Current Report on Form 8-K of Hardwood Doors and Milling Specialties, Inc. of our report of Calibre Energy, Inc. dated December 22, 2005 relating to our audit of the financial statements, appearing in this Current Report.


                                                 S/S Yount, Hyde & Barbour, P.C.

Winchester, Virginia
January, 27, 2006